UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           September 3, 2004

Med Diversified, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-15587	84-1037630
(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Fifth Floor
Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 323-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                Entry into a Material Definitive Agreement.

Item 1.02                Termination of a Material Definitive Agreement.

Item 1.03                Bankruptcy or Receivership.

Section 2 - Financial Information

Item 2.01                Completion of Acquisition or Disposition of Assets.

Item 2.02                Results of Operations and Financial Condition.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.04                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 2.05                Costs Associated with Exit or Disposal Activities.

Item 2.06                Material Impairments.

Section 3 - Securities and Trading Markets

Item 3.01                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.02                Unregistered Sales of Equity Securities.

Item 3.03                Material Modification to Rights of Security Holders.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01                Changes in Registrant’s Certifying Accountant.

Item 4.02                Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Section 5 - Corporate Governance and Management

Item 5.01                Changes in Control of Registrant.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b.  On September 8, 2004 the Company learned that Frank P. Magliochetti, Jr., the Company's chief executive officer and chairman of the board, resigned effective September 3, 2004.

Item 5.05                Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Section 6 - [Reserved]

Section 7 - Regulation FD

Item 7.01                Regulation FD Disclosure.

Section 8 - Other Events

Item 8.01                Other Events.

Section 9 - Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC.
[REGISTRANT]

Date: September 10, 2004	By:	/s/ JAMES A. SHANAHAN
James A. Shanahan
Vice President Finance and Corporate Controller (Chief Accounting Officer)